Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, VP — Investor Relations
		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS SOLID FIRST QUARTER RESULTS DRIVEN BY STRONG OPERATING PERFORMANCE

•                  Sales totaled $344 million, down 3.4% year-over-year due to the 2015 exit of non-core product

•                  Organic sales up 6% driven by growth across all regions and additional shipping days

•                  Adjusted operating margin expanded 260 bps to 10.8% (GAAP margin of 9.1%) due to stronger volume, favorable product mix and productivity, including incremental restructuring savings

•                  Adjusted EPS of $0.57 and GAAP EPS of $0.47, up 27% and 42%, respectively

•                  Maintaining full year outlook

North Andover, MA…May 4, 2016.  Watts Water Technologies, Inc. (NYSE: WTS) today announced first quarter 2016 sales of $344.2 million, a decrease of 3.4% as compared to the same period last year.  First quarter diluted EPS was $0.47 as compared to $0.33 for the same period last year.  Adjusted EPS was $0.57 as compared to $0.45 for the same period last year.

Commenting on operating results, Chief Executive Officer Robert J. Pagano Jr., said, “We were pleased with our operating performance for the first quarter. The positive results are attributable in part to the foundation we established last year in rationalizing our product portfolio and continuing to drive our ongoing transformation and restructuring efforts within the organization.  Each of the regions grew organically and generated significant margin improvement, even after normalizing for additional shipping days. Our cash flow was in line with our expectations as the first quarter is seasonally slow and we expect inventories to normalize and cash flow to grow as the year progresses.  Overall, we are encouraged by the solid start to 2016.”

Summarized first quarter results:

	First Quarter Earnings Summary
(In millions, except per share information)	2016	2015	% Change

Sales	$344.2	$356.2	-3.4%

Net income	16.2	11.6	39.7%

Diluted earnings per share	$0.47	$0.33	42.4%

Special items	0.10	0.12

Adjusted earnings per share	$0.57	$0.45	26.7%

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted.  Organic sales growth excludes the impacts of acquisitions, divestitures and foreign exchange from year-to-year comparisons. Reconciliations to generally accepted accounting principles (GAAP) and non-GAAP reconciliations are provided in the attached financial tables

Additional Noteworthy Items

•                  We had free cash outflow of $31 million in the first quarter of 2016 versus $5 million in the first quarter of 2015 largely due to an anticipated inventory increase to support the phase 2 footprint consolidation and higher capital spend to support growth and productivity initiatives.  The first quarter is a seasonally slow cash flow period and we expect continued improvement in free cash flow as the year progresses.

•                  We repurchased 268,000 shares of Class A common stock at a cost of approximately $12.5 million.

•                  Additional shipping days in the first quarter of 2016 positively impacted results and will be offset in the fourth quarter of 2016; excluding shipping days, consolidated organic growth was 2%, with growth across all regions.

•                  On April 28, 2016, we borrowed $230 million from our line of credit and used the funds to pay off an outstanding private placement loan of $225 million, plus accrued interest, that was due April 30, 2016.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss first quarter results for 2016 on Thursday, May 5, 2016, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until May 5, 2017.

The Company’s 2016 Annual Meeting of Stockholders will be held at 9:00 a.m. on Wednesday, May 18, 2016 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected improvement in free cash flow during the year, inventory normalization, our long-term growth strategy, our transformation and restructuring initiatives and the timing and expected costs and savings associated with those initiatives.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the effectiveness, the timing and the expected costs and savings associated with our ongoing restructuring and transformation programs and initiatives; the current economic and financial condition, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; failure of the settlements in Ponzo v. Watts and Klug v. Watts to gain approval; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	April 3,	March 29,
	2016	2015
Net sales	$344.2	$356.2
Cost of goods sold	209.0	225.7
GROSS PROFIT	135.2	130.5
Selling, general and administrative expenses	102.6	105.7
Restructuring and other charges, net	1.4	2.0
OPERATING INCOME	31.2	22.8
Other (income) expense:
Interest income	(0.2)	(0.2)
Interest expense	6.7	5.9
Other (income) expense, net	(2.2)	(0.2)
Total other expense	4.3	5.5
INCOME BEFORE INCOME TAXES	26.9	17.3
Provision for income taxes	10.7	5.7
NET INCOME	$16.2	11.6

BASIC EPS
NET INCOME PER SHARE	$0.47	$0.33
Weighted average number of shares	34.4	35.1
DILUTED EPS
NET INCOME PER SHARE	$0.47	$0.33
Weighted average number of shares	34.5	35.2
Dividends declared per share	$0.17	$0.15

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	April 3,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$259.4	$296.2
Restricted cash	18.2	—
Trade accounts receivable, less allowance for doubtful accounts of $11.2 million at April 3, 2016 and $10.1 million at December 31, 2015	207.7	186.4
Inventories, net:
Raw materials	89.2	88.5
Work in process	16.2	15.2
Finished goods	159.3	136.3
Total Inventories	264.7	240.0
Prepaid expenses and other assets	45.2	46.1
Deferred income taxes	39.6	38.4
Assets held for sale	13.4	1.9
Total Current Assets	848.2	809.0
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	503.7	498.6
Accumulated depreciation	(318.4)	(314.2)
Property, plant and equipment, net	185.3	184.4
OTHER ASSETS:
Goodwill	497.6	489.0
Intangible assets, net	189.2	192.8
Deferred income taxes	3.1	3.7
Other, net	11.2	11.9
TOTAL ASSETS	$1,734.6	$1,690.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$98.6	$101.7
Accrued expenses and other liabilities	148.1	145.7
Accrued compensation and benefits	37.6	46.5
Current portion of long-term debt	1.1	1.1
Total Current Liabilities	285.4	295.0
LONG-TERM DEBT, NET OF CURRENT PORTION	597.1	574.2
DEFERRED INCOME TAXES	72.9	71.8
OTHER NONCURRENT LIABILITIES	48.1	44.9
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,887,661 shares at April 3, 2016 and 28,049,908 shares at December 31, 2015	2.8	2.8
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,379,290 shares at April 3, 2016 and December 31, 2015	0.6	0.6
Additional paid-in capital	516.2	512.0
Retained earnings	315.5	317.7
Accumulated other comprehensive loss	(104.0)	(128.2)
Total Stockholders’ Equity	731.1	704.9
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,734.6	$1,690.8

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	April 3,	March 29,
	2016	2015
OPERATING ACTIVITIES
Net income	$16.2	$11.6
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	7.3	7.9
Amortization of intangibles	5.1	5.1
Loss on disposal and impairment of goodwill, property, plant and equipment and other	0.3	1.1
Gain on acquisition	(1.7)	—
Stock-based compensation	2.8	2.3
Deferred income tax benefit	(1.0)	(1.8)
Changes in operating assets and liabilities, net of effects from business acquisitions and divestures:
Accounts receivable	(16.0)	(21.6)
Inventories	(19.9)	(0.4)
Prepaid expenses and other assets	(2.3)	0.4
Accounts payable, accrued expenses and other liabilities	(12.7)	(3.8)
Net cash (used in) provided by operating activities	(21.9)	0.8
INVESTING ACTIVITIES
Additions to property, plant and equipment	(9.2)	(5.6)
Proceeds from the sale of property, plant and equipment	0.1	—
Restricted cash	(18.2)	—
Business acquisitions, net of cash acquired	(2.1)	—
Net cash used in investing activities	(29.4)	(5.6)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	300.0	—
Payments of long-term debt	(275.4)	(0.3)
Payments of capital leases and other	(0.5)	(0.8)
Proceeds from share transactions under employee stock plans	0.6	0.5
Tax benefit of stock awards exercised	—	0.1
Payments to repurchase common stock	(12.5)	(9.4)
Debt issuance costs	(2.1)	—
Dividends	(5.9)	(5.3)
Net cash provided by (used in) financing activities	4.2	(15.2)
Effect of exchange rate changes on cash and cash equivalents	10.3	(19.3)
DECREASE IN CASH AND CASH EQUIVALENTS	(36.8)	(39.3)
Cash and cash equivalents at beginning of year	296.2	301.1
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$259.4	$261.8

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	First Quarter Ended
	April 3, 2016	March 29, 2015

Americas	$222.3	$237.4
EMEA	111.0	109.0
Asia-Pacific	10.9	9.8
Total	$344.2	$356.2

Operating Income (Loss)

	First Quarter Ended
	April 3, 2016	March 29, 2015
Americas	$28.1	$24.2
EMEA	10.2	5.4
Asia-Pacific	1.3	1.5
Corporate	(8.4)	(8.3)
Total	$31.2	$22.8

Intersegment Sales

	First Quarter Ended
	April 3, 2016	March 29, 2015

Americas	$2.8	$1.8
EMEA	2.6	2.7
Asia-Pacific	25.4	30.5
Total	$30.8	$35.0

Key Performance Indicators and Non-GAAP Measures

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, deployment costs, acquisition costs, purchase accounting adjustments and related tax benefits. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	First Quarter Ended
	April 3,	March 29,
	2016	2015

Net sales	$344.2	$356.2

Operating income - as reported	$31.2	$22.8
Operating margin %	9.1%	6.4%

Adjustments for special items:
Acquisition related costs
- Acquisition costs	0.1	0.2
- Purchase accounting adjustment	—	0.9
	0.1	1.1

Restructuring and other charges, net	1.4	2.0

Deployment costs related to transformation activities
- EMEA transformation	—	1.9
- Americas & Asia-Pacific transformation	4.6	1.5
	4.6	3.4

Total adjustments for special items	$6.1	$6.5

Operating income - as adjusted	$37.3	$29.3
Adjusted operating margin %	10.8%	8.2%

Net income - as reported	$16.2	$11.6

Adjustments for special items - tax affected:
Acquisition related costs
- Acquisition costs	0.1	0.1
- Gain on acquisition	(1.0)
- Purchase accounting adjustment	—	0.6
	(0.9)	0.7

Restructuring and other charges, net	0.9	1.3

Deployment costs related to transformation activities
- EMEA transformation	—	1.3
- Americas & Asia-Pacific transformation	2.8	1.0
	2.8	2.3

Other Costs
- Tax adjustments	0.6	—

Total Adjustments for special items - tax affected:	$3.4	$4.3

Net income - as adjusted	$19.6	$15.9

Diluted earnings per share - as reported	$0.47	$0.33
Adjustments for special items	0.10	0.12
Diluted earnings per share - as adjusted	$0.57	$0.45

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	First Quarter Ended					First Quarter Ended
	April 3, 2016					March 29, 2015
	Americas	EMEA	Asia-Pacific	Corporate	Total	Americas	EMEA	Asia-Pacific	Corporate	Total

Net sales	$222.3	111.0	10.9	—	344.2	$237.4	109.0	9.8	—	356.2

Operating income (loss) - as reported	$28.1	10.2	1.3	(8.4)	31.2	$24.2	5.4	1.5	(8.3)	22.8
Operating margin %	12.6%	9.2%	11.9%		9.1%	10.2%	5.0%	15.3%		6.4%

Adjustments for special items	$4.9	0.4	0.7	0.1	6.1	$3.7	2.7	—	0.1	6.5

Operating income (loss) — as adjusted	$33.0	10.6	2.0	(8.3)	37.3	$27.9	8.1	1.5	(8.2)	29.3
Adjusted operating margin %	14.8%	9.6%	18.6%		10.8%	11.8%	7.4%	15.3%		8.2%

TABLE 3

RECONCILIATION OF NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES TO FREE CASH OUTFLOW

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	April 3,	March 29,
	2016	2015

Net cash (used in) provided by operating activities - as reported	$(21.9)	$0.8
Less: additions to property, plant, and equipment	(9.2)	(5.6)
Plus: proceeds from the sale of property, plant, and equipment	0.1	—
Free cash outflow	$(31.0)	$(4.8)

Net income - as reported	$16.2	$11.6

Cash conversion rate of free cash outflow to net income	-191.4%	-41.4%

TABLE 4

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	April 3,	December 31,
	2016	2015

Current portion of long-term debt	$1.1	$1.1
Plus: Long-term debt, net of current portion	597.1	574.2
Less: Cash and cash equivalents	(259.4)	(296.2)
Net debt	$338.8	$279.1

Net debt	$338.8	$279.1
Plus: Total stockholders’ equity	731.1	704.9
Capitalization	$1,069.9	$984.0

Net debt to capitalization ratio	31.7%	28.4%